Exhibit 10.4


                                STANDBY AGREEMENT

     This Standby Agreement (the "Agreement") is made as of the ___ day of May, 1998, by and among Reckson Service Industries, Inc., a Delaware corporation ("RSI"), and RSI Standby LLC, a _________ (the "Standby Purchaser").

                                   WITNESSETH:

     WHEREAS, RSI has granted at no cost to its initial common stockholders (collectively, the "Holders") non-transferable rights (collectively, the "Subscription Rights") to purchase up to an aggregate of 20,557,130 shares of RSI common stock (the "Rights Offering") on or prior to June __, 1998 (the "Expiration Date"); and

     WHEREAS, in order to achieve its purposes for the Rights Offering, RSI has requested the Standby Purchaser to provide a commitment to purchase all shares of RSI common stock subject to Subscription Rights that Holders fail to subscribe for on or prior to the Expiration Date (the "Standby Commitment Shares").

     NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. RSI agrees to sell to the Standby Purchaser, and the Standby Purchaser agrees to purchase from RSI, the Standby Commitment Shares at $1.03 per share (the "Exercise Price").

     2. As soon as practicable after the Expiration Date, but in any event no earlier than seven (7) calendar days after the Expiration Date, RSI shall deliver the Standby Commitment Shares to the Standby Purchaser against delivery by the Standby Purchaser of the aggregate Exercise Price.

     3. Entire Agreement. This Agreement contains the entire agreement between the parties hereto in connection with the subject matter hereof.

     4. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     5. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to the conflict of laws principles thereof.

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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be duly executed as of the day and year first above written.

                               RECKSON SERVICE INDUSTRIES, INC.



                               By:   ___________________________________________
                                     Name:
                                     Title:



                               RSI STANDBY LLC



                               By:   ___________________________________________